UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported by Bionik Laboratories Corp. (the “Company”) in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 28, 2018 (the “Previous 8-K”), existing investors of the Company loaned to the Company an aggregate of $668,928 (the “Original Loans”), representing the first tranche borrowed pursuant to a newly launched up to $6,000,000 convertible note offering (the “Offering”). An aggregate of $306,255 of the Original Loans was loaned by an affiliate of Andre Auberton-Herve, the Chairman of the Company. As of June 28, 2018, the Company and the investors in the Offering finalized the terms of the convertible promissory notes to evidence the Original Loans and the Loans (as defined herein) made in connection with the Offering, which such terms are described herein.

On June 28, 2018, an existing investor (the “Lender”) of the Company subscribed for a convertible promissory note in substantially the form attached hereto as Exhibit 10.2 (collectively, the “Lender Note”) and loaned to the Company an aggregate of $305,370 (the “Lender Loan”). The Lender Loan represents the second tranche borrowed pursuant to the Offering, for total borrowed principal through June 28, 2018 of approximately $2,965,491 (which amount includes the Affiliate Loans (as defined below)).

As previously disclosed by the Company in its Current Reports on Form 8-K, an affiliate of Remi Gaston Dreyfus, a director of the Company (the “Affiliate”), loaned an aggregate of $1,960,000 (the “Affiliate Loans”, and together with the Lender Loan, the “Loans”) to the Company evidenced by promissory notes, dated April 12, 2018, April 26, 2018, May 10, 2018, May 24, 2018, June 12, 2018, and June 22, 2018 (collectively, the “Original Notes”). As of June 28, 2018, the Company and the Affiliate entered into an exchange agreement (the “Exchange Agreement”), whereby the Original Notes were terminated and exchanged for a convertible promissory note for the same principal amount, plus accrued but unpaid interest on the Original Notes through June 28, 2018, and issued pursuant to the terms of the Offering with an issue date as of June 28, 2018, for a total aggregate principal amount of $1,991,193 (the “New Note”, and together with the Lender Note, the “Notes”). The foregoing is a brief description of the terms of the Exchange Agreement and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use the net proceeds from the Loans for the Company’s working capital and general corporate purposes.

The Notes bear interest at a fixed rate of 1% per month, beginning on the Issue Date (as defined in the Notes). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of: (a) July 20, 2018 and (b) the consummation of a Qualified Financing (as defined in the Notes)(the “Maturity Date”).

The Notes will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the holders, the outstanding principal and accrued and unpaid interest under the Notes will be converted into shares of New Round Stock (as defined in the Notes) based upon a ten percent (10%) discount to the lesser of (A) the VWAP (as defined in the Notes) average of the last 30 calendar days ending on the closing of the Qualified Financing (or, in the event of multiple closings, the lowest VWAP average of the last 30 calendar days ending on each closing of a Qualified Financing) in the event of a Maturity Date referred to in clause (b) of the definition thereof, or (B) the VWAP average of the last 30 calendar days before the Maturity Date in the event of a Maturity Date referred to in clause (a) of the definition thereof.

•	Upon a Change of Control transaction (as defined in the Notes) prior to the Maturity Date, the outstanding principal and accrued and unpaid interest under the Notes would, at the election of the holders of a majority of the outstanding principal of the Notes, be either (i) payable upon demand as of the closing of such Change of Control transaction or (ii) convertible into shares of the Common Stock immediately prior to such Change of Control transaction at a price per share equal to the lesser of (x) the VWAP average of the last 30 days before the date of consummation of the Change of Control, or (y) the per share consideration to be received by the holders of the Common Stock in such Change of Control transaction.

The Notes contain an anti-dilution provision that provides that if the Company consummates a firm commitment, underwritten offering of its common stock by March 27, 2019, and the price per share thereof (the “Offering Price”) is less than the Conversion Price (as defined in the Notes), then in such event the Company shall issue to the holders, at no further cost to the holders, additional shares of Common Stock equal to the number of Conversion Shares (as defined in the Notes) the holders would have received upon conversion if the Conversion Price equaled the Offering Price, less the number of shares of Conversion Shares actually issued on the Maturity Date.

The Notes contain customary events of default, which, if uncured, entitle the holders to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, their Notes.

The description of the Notes described herein applies to all of the convertible promissory notes issued to investors in the Offering, including the investors disclosed in the Previous 8-K.

The foregoing is a brief description of the subscription of the Notes and the terms of the Notes and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and the Notes, the form of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Notes is incorporated by reference herein. The Notes and, unless subsequently registered, the shares underlying the Notes, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Convertible Promissory Note
10.3	Exchange Agreement, dated as of June 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 5, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer